EXHIBIT 99.1
GoPro Announces First Quarter 2019 Results
First Quarter Revenue of $243 Million, Up 20% Year-over-Year
Revenue Grew in All Regions Year-over-Year
Record Organic Viewership of GoPro Content on Social Platforms
GoPro’s YouTube Channel Surpassed 2 Billion Lifetime Views in April 2019

SAN MATEO, Calif., May 9, 2019 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its first quarter ended March 31, 2019.
“GoPro grew first quarter revenue 20% year-over-year thanks to strong global demand for our products,” said founder and CEO Nicholas Woodman. “We are innovating in all areas of our business and driving disciplined expense and inventory management. We believe this, combined with the release of exciting new products, will drive continued growth and as a result we are raising revenue and full-year non-GAAP profitability guidance for 2019.”
Recent GoPro Highlights

•	Revenue for Q1 2019 was $243 million, up 20% year-over-year. Excluding our aerial business, revenue would have increased 27% year-over-year.

•	GAAP gross margin for Q1 2019 was 33%, up from 22% in the same period a year ago. Non-GAAP gross margin for Q1 2019 was 34%, up from 24% in the same period a year ago.

•	Q1 2019 GAAP net loss was $24 million, or a $0.17 loss per share. Non-GAAP net loss was $10 million, or a $0.07 loss per share.

•	GoPro reduced Q1 2019 GAAP and non-GAAP operating expenses by $19 million and $3 million, a year-over-year reduction of 16% and 3%, respectively.

•	Cash and investments totaled $133 million at the end of Q1 2019.

•	GoPro.com represented over 10% of revenue in Q1 2019, growing 90% year-over-year.

•
GoPro’s Plus subscription service surpassed 220,000 active paying subscribers as of May 8, 2019, up over 10% since our Q4 2018 Earnings Release dated February 6, 2019, and up more than 50% year-over-year.

•
In the US, GoPro captured 89% unit share and 97% dollar share of the action camera category in Q1 2019, up from 86% and 95%, respectively, year-over-year according to the NPD Group. HERO7 Black was the No. 1 selling camera in all of digital imaging by unit volume, and GoPro’s three HERO7 cameras were the top-three selling action cameras according to the NPD Group.

•
In Europe, in the $199 and above price band, GoPro held 86% unit and dollar share in Q1 2019, up slightly from 85% and 84%, respectively, year-over-year. Three out of the top-five action cameras sold by unit volume were GoPro cameras according to GfK.

•	Within the APAC region - China, Japan, Korea and Thailand - Q1 2019 sell-through grew in aggregate by 11% on a dollar basis year-over-year, according to GfK.

•	Organic viewership of GoPro content achieved an all-time quarterly high in Q1 2019 with 173 million organic, non-paid views.

•	Social followers increased by 1.3 million in Q1 2019 to approximately 40 million, driven primarily by increases on Instagram and YouTube.

•	GoPro won Shorty Awards for “Best Overall Presence on Instagram,” and “Best User-Generated Content” for its Million Dollar Challenge Campaign.

•	GoPro’s YouTube channel surpassed 2 billion lifetime views on April 27. Viewers have now watched nearly eight thousand years of GoPro content.

Results Summary:

	Three months ended March 31,
($ in thousands, except per share amounts)	2019	2018	% Change
Revenue	$242,708	$202,346	19.9%
Gross margin
GAAP	33.1%	22.2%	1,090 bps
Non-GAAP	34.2%	24.3%	990 bps
Operating loss
GAAP	$(20,288)	$(74,739)	(72.9)%
Non-GAAP	$(8,118)	$(44,520)	(81.8)%
Net loss
GAAP	$(24,365)	$(76,347)	(68.1)%
Non-GAAP	$(10,171)	$(47,364)	(78.5)%
Diluted net loss per share
GAAP	$(0.17)	$(0.55)	(69.1)%
Non-GAAP	$(0.07)	$(0.34)	(79.4)%
Adjusted EBITDA	$(1,035)	$(34,537)	(97.0)%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (800) 263-0877 or (323) 994-2131, access code 5900967, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
For more information, visit www.gopro.com. GoPro users can submit their photos, raw clips and video edits to GoPro Awards for social stoke, GoPro gear and cash prizes. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro's blog The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro’s investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, non-cash interest expense, gain on sale and license of intellectual property and the tax impact of these items. When planning, forecasting and analyzing gross margin, operating expenses, other income (expense), tax expense, net income and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include, but are not limited to planned growth and increased profitability in 2019. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets, and may not result in the expected improvement in our profitability; our ability to continue to focus on expense management; the fact that our future growth depends in part on further penetrating our addressable market and growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including roadmap for new hardware, software and subscription products) and transitions, including managing our sales channel and inventory, and accurately forecasting future sales; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products; our dependence on sales of our cameras, mounts and accessories, and subscription services for substantially all of our revenue (and the effects of changes in the sales mix or decrease in demand for these products); the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending; any changes to trade policies, tariffs, and import/export regulations; the effects of transferring most U.S.-bound production out of China; the effects of the highly competitive market in which we operate, including new market entrants; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2018, and as updated in future filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which are on file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2019	2018
Revenue	$242,708	$202,346
Cost of revenue	162,361	157,430
Gross profit	80,347	44,916

Operating expenses:
Research and development	37,464	50,979
Sales and marketing	47,290	49,170
General and administrative	15,881	19,506
Total operating expenses	100,635	119,655
Operating loss	(20,288)	(74,739)
Other income (expense):
Interest expense	(4,527)	(4,567)
Other income, net	828	177
Total other expense, net	(3,699)	(4,390)
Loss before income taxes	(23,987)	(79,129)
Income tax (benefit) expense	378	(2,782)
Net loss	$(24,365)	$(76,347)

Basic and diluted net loss per share	$(0.17)	$(0.55)

Weighted-average number of shares outstanding, basic and diluted	142,601	137,857

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$86,941	$152,095
Marketable securities	46,319	45,417
Accounts receivable, net	117,822	129,216
Inventory	118,970	116,458
Prepaid expenses and other current assets	26,402	30,887
Total current assets	396,454	474,073
Property and equipment, net	42,680	46,567
Operating lease right-of-use assets	57,469	—
Intangible assets, net and goodwill	157,442	159,524
Other long-term assets	16,793	18,195
Total assets	$670,838	$698,359

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$91,757	$148,478
Accrued expenses and other current liabilities	117,290	135,892
Short-term operating lease liabilities	10,862	—
Deferred revenue	14,065	15,129
Total current liabilities	233,974	299,499
Long-term debt	141,342	138,992
Long-term operating lease liabilities	73,887	—
Other long-term liabilities	23,079	47,756
Total liabilities	472,282	486,247

Stockholders’ equity:
Common stock and additional paid-in capital	905,625	894,755
Treasury stock, at cost	(113,613)	(113,613)
Accumulated deficit	(593,456)	(569,030)
Total stockholders’ equity	198,556	212,112
Total liabilities and stockholders’ equity	$670,838	$698,359

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2019	2018
Operating activities:
Net loss	$(24,365)	$(76,347)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,850	8,907
Amortization of leased assets	2,626	—
Stock-based compensation	9,785	10,823
Deferred income taxes	(38)	(593)
Non-cash restructuring charges	(201)	2,933
Non-cash interest expense	2,142	1,934
Other	(329)	272
Net changes in operating assets and liabilities	(61,454)	(45,041)
Net cash used in operating activities	(64,984)	(97,112)

Investing activities:
Purchases of property and equipment, net	(724)	(6,782)
Purchases of marketable securities	(6,948)	(14,896)
Maturities of marketable securities	4,400	20,000
Sale of marketable securities	1,889	—
Net cash used in investing activities	(1,383)	(1,678)

Financing activities:
Proceeds from issuance of common stock	3,812	3,210
Taxes paid related to net share settlement of equity awards	(2,673)	(2,402)
Net cash provided by financing activities	1,139	808
Effect of exchange rate changes on cash and cash equivalents	74	465
Net change in cash and cash equivalents	(65,154)	(97,517)
Cash and cash equivalents at beginning of period	152,095	202,504
Cash and cash equivalents at end of period	$86,941	$104,987

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect tax payments that reduce cash available to us;

•
adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;

•
adjusted EBITDA excludes the amortization of POP display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;

•	adjusted EBITDA and non-GAAP net income (loss) exclude the impairment of intangible assets because it is a non-cash charge that is inconsistent in amount and frequency;

•
adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, facilities consolidation charges recorded in connection with restructuring actions announced in the fourth quarter of 2016, first quarter of 2017 and first quarter of 2018, and the related ongoing operating lease cost of those facilities recorded under Accounting Standards Codification 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;

•
adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;

•
non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired;

•
non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;

•
non-GAAP net income (loss) excludes a gain on the sale and license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such gains are inconsistent;

•
non-GAAP net income (loss) includes income tax adjustments. Beginning in the first quarter of 2017, we implemented a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and

•	other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended March 31,
(in thousands, except per share data)	2019	2018
GAAP net loss	$(24,365)	$(76,347)
Stock-based compensation:
Cost of revenue	513	382
Research and development	4,677	5,005
Sales and marketing	2,213	2,747
General and administrative	2,382	2,689
Total stock-based compensation	9,785	10,823

Acquisition-related costs:
Cost of revenue	2,082	2,655
General and administrative	—	3
Total acquisition-related costs	2,082	2,658

Restructuring and other costs:
Cost of revenue	16	1,239
Research and development	97	9,599
Sales and marketing	103	3,618
General and administrative	87	2,282
Total restructuring and other costs	303	16,738

Non-cash interest expense	2,142	1,934
Income tax adjustments	(118)	(3,170)
Non-GAAP net loss	$(10,171)	$(47,364)

GAAP and non-GAAP shares for diluted net loss per share	142,601	137,857

Non-GAAP diluted net loss per share	$(0.07)	$(0.34)

	Three months ended March 31,
(dollars in thousands)	2019	2018
GAAP gross profit	$80,347	$44,916
Stock-based compensation	513	382
Acquisition-related costs	2,082	2,655
Restructuring and other costs	16	1,239
Non-GAAP gross profit	$82,958	$49,192

GAAP gross profit as a % of revenue	33.1%	22.2%
Stock-based compensation	0.2	0.2
Acquisition-related costs	0.9	1.3
Restructuring and other costs	—	0.6
Non-GAAP gross profit as a % of revenue	34.2%	24.3%

GAAP operating expenses	$100,635	$119,655
Stock-based compensation	(9,272)	(10,441)
Acquisition-related costs	—	(3)
Restructuring and other costs	(287)	(15,499)
Non-GAAP operating expenses	$91,076	$93,712

GAAP operating loss	$(20,288)	$(74,739)
Stock-based compensation	9,785	10,823
Acquisition-related costs	2,082	2,658
Restructuring and other costs	303	16,738
Non-GAAP operating loss	$(8,118)	$(44,520)

	Three months ended March 31,
(in thousands)	2019	2018
GAAP net loss	$(24,365)	$(76,347)
Income tax (benefit) expense	378	(2,782)
Interest expense, net	4,083	4,212
Depreciation and amortization	6,850	8,907
POP display amortization	1,931	3,912
Stock-based compensation	9,785	10,823
Restructuring and other costs	303	16,738
Adjusted EBITDA	$(1,035)	$(34,537)

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